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                                                                   EXHIBIT 10.39


                                RAZORFISH, INC.

                         107 GRAND STREET, THIRD FLOOR

                           NEW YORK, NEW YORK  10013

                                                      Dated as of:  May 12, 1997

CBS News Media, a division of CBS Inc.
524 West 57th Street
New York, New York  10019
Attn.:  Meredith Stark

Ladies and Gentlemen:

     This letter shall constitute the exclusive agreement between you ("CBS") and us ("Razorfish") and shall supersede all letters and/or other communications by and between the parties hereto (including, without limitation, by and between their respective agents, attorneys and so forth) prior to the date hereof regarding the subject matter hereof. The terms of said agreement are as follows:

     1.  DEVELOPMENT OF THE PROJECT
         --------------------------

           1.01.  Phase One:  Development of a Prototype of CBS Now Web Site

                  (a) Razorfish will work with CBS to develop a series of screens to promote the CBS Now Web Site (the "Work") concept to the affiliates of CBS. This prototype (the "Prototype") of the Work will contain sample versions of some of the Work's final features as mutually determined by Razorfish and CBS.

                  (b) Development of the Prototype will include, without limitation, the following: delivery of presentation recommendations to CBS; architectural recommendations and site map; navigational and information design; production of all graphical elements, including icons, and illustrations; development of mock news "content" where appropriate; development of all mocked-up functionality (Java Script, gif-89 animation, etc.) and code architecture.

                  (c) The completion date for phase one of the Work as described in this paragraph 1.01 will be no later than May 24, 1997. Razorfish understands that prompt performance of the services described in this paragraph
1.01 is required by CBS in order to meet its schedules and commitments. Neither party, however, shall be responsible for any delays that are not due to such party's fault or negligence that could not have been reasonably foreseen or provided against.

           1.02.  Phase Two: Development of the Work

                  (a) CBS may terminate this agreement no later than June 10, 1997 upon express written notice to Razorfish. In the event that CBS does not exercise its right to
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terminate this agreement in accordance with the terms of the preceding sentence, the parties hereto shall proceed to phase two of the Work as described in paragraphs 1.02(b) and 1.02(c) below.

                  (b) Razorfish will work with CBS to: finalize design of the templates; produce all necessary banners, buttons, icons, and other interface elements; program and script identified site functionalities; code of all the site HTML; make provisions for the integration of content partner materials; make provisions for the integration of the site database to be implemented by CBS; make provisions for the publishing system to be implemented by CBS; develop several different templates which will enable CBS affiliates to produce content for embodiment in the Work; and, build out the CBS service for a September/October soft launch.

                  (c) The estimated completion date for phase two of the Work as described in this paragraph 1.02 is September/October 1997.

           1.03.  Phase Three:  Further Refinements of the Work

                  (a) Razorfish will work with CBS to further refine and finalize the Work for its official launch in January 1998. This process will include, without limitation, integration of the final elements, extensive quality assurance and the supervision of the final porting and launch of the Work.

                  (b) Subject to paragraph 1.03(c) below, the completion date of phase three of the Work as described in paragraph 1.03(a) above shall be no later than December 31, 1997. Razorfish understands that prompt performance of the services described in this paragraph 1.03(b) is required by CBS in order to meet its schedules and commitments. Neither party, however, shall be responsible for any delays that are not due to such party's fault or negligence that could not have been reasonably foreseen or provided against.

                  (c) CBS shall have the right, upon written notice to Razorfish no later than December 15, 1997 accompanied by the payment set forth in paragraph 2.01(d) below, to extend (the "Extension Option") the completion date set forth in paragraph 1.03(b) to and including January 31, 1998. Razorfish understands that prompt performance of the services described in this paragraph 1.03(c) is required by CBS in order to meet its schedules and commitments. Neither party, however, shall be responsible for any delays that are not due to such party's fault or negligence that could not have been reasonably foreseen or provided against.

           1.04.  Work Outside the Scope of this Agreement

                  (a)  The following services are specifically excluded from the
Work: programming of the site database; programming of the site publishing system; programming of a search and archive feature; redesign of content partner sites to comply with templates designed for the Work; development of server and network infrastructure; implementation of the Work at the affiliate level; training of the affiliate stations.

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                  (b)  Any services performed in the areas described in
paragraph 1.04(a) above will be considered outside of the scope of work as described in this Article 1 and will be subject to the provisions set forth in paragraph 2.03 below.

        2.  FEES, TERMS AND CONDITIONS
            --------------------------

            2.01. (a) CBS shall pay Razorfish a non-refundable retainer (the "Retainer") in an amount equal to One Hundred Eighty Thousand Dollars ($180,000) upon complete execution hereof.

                  (b) In the event that CBS exercises its right of termination in accordance with the terms of paragraph 1.02(a) above, CBS shall pay to Razorfish, in addition to the amount set forth in paragraph 2.01(a) above, an amount equal to Fifty Thousand Dollars ($50,000) on June 10, 1997.

                  (c) In the event that CBS does not exercise its right of termination in accordance with the terms of paragraph 1.02(a) above, CBS shall pay Razorfish, in addition to the amount set forth in paragraph 2.01(a) above, as follows:

                       (i) an additional fee of Fifty Thousand Dollars ($50,000) on June 10, 1997 in consideration of expedited services rendered in accordance with the satisfaction of the conditions set forth in paragraph 1.01 above; and

                      (ii)  an additional Retainer in the following manner:

                            (1) One Hundred Seventy Thousand Dollars ($170,000) on July 15, 1997;

                            (2) One Hundred Seventy Thousand Dollars ($170,000) on September 15, 1997; and

                            (3) the balance of One Hundred Seventy Thousand Dollars ($170,000) simultaneous with complete delivery in accordance with paragraph 1.03 above.

                  (d) Notwithstanding the provisions of paragraph 2.01(c)(ii)(3) to the contrary and in lieu thereof, in the event that CBS exercises the Extension Option as described in paragraph 1.03(c) above, CBS shall pay Razorfish as follows:

                       (i) Seventy Thousand Dollars ($70,000) upon exercise of the Extension Option: and

                       (ii) One Hundred Thousand Dollars ($100,000) simultaneous with complete delivery in accordance with paragraph 1.03 above.

                2.02. The Retainers and fees described in paragraph 2.01 above are determined by taking into account the time and effort required to satisfy CBS's objectives, the timely delivery by CBS to Razorfish of the materials needed in order to create the Work, the timely

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availability of CBS representatives to review the Work on the agreed upon sign-
off dates, the nature of the matter involved and the Razorfish personnel who perform the services hereunder. Retainers are pre-payments of monthly hourly bills and, other than as set forth in paragraph 2.01(a) above and subject to paragraph 2.03 below, are recoupable against actual hourly bills accrued on a monthly basis. Razorfish shall prepare on a monthly basis and provide to CBS a summary of time expended in connection with the Work and disbursements applied to the Work as reconciled against the overall estimated budget of the Work.

                2.03. Notwithstanding anything to the contrary set forth in paragraphs 2.01 and 2.02 above, in the event that the scope of work as described in Article 1 above and more further described in the Agreement (as defined in paragraph 6.01 below) is modified or otherwise expanded, Razorfish will bill CBS separately for the modifications on a monthly basis. Prior to the completion of any overage work, Razorfish will submit a change order request to CBS's designated project manager for approval. Upon written approval by CBS of the subject change order, Razorfish will begin the work described.

                2.04. (a) Sales tax is not included in the amounts set forth in this Article 2 and will be included on any applicable transactions.

                       (b) Expenses have not been included in the amounts set forth in this Article 2 and will be included and itemized in monthly billing. Expenses are calculated and billed on a cost basis. Project expenses include, but are not limited to: long-distance calls, facsimiles, copies, overnight delivery, messengers, etc.

        3.  RIGHTS
            ------

                3.01.  (a)  The Work shall be considered a "work made for hire".

                       (b) Notwithstanding anything to the contrary set forth in paragraph 3.01 above, any technology owned and/or controlled by Razorfish and which Razorfish embodies in the Work shall be excluded from the work made for hire provisions.

                3.02. In the event that CBS desires to modify the Work after the same is delivered by Razorfish, CBS will provide Razorfish with the first opportunity to modify the same in accordance with the terms and conditions to be negotiated in good faith.

                3.03. CBS shall have the right of approval with respect to the promotion by Razorfish of that portion of the Work that embodies CBS's name in its on-line portfolio, its press kit, its press releases, and any other promotional materials, provided, however, that such approval shall not be unreasonably withheld and shall be deemed to have been given within five (5) days following CBS's receipt of such material, unless CBS notifies Razorfish to the contrary within said five (5) day period. Notwithstanding the foregoing, any inadvertent failure by Razorfish to obtain the aforesaid approval shall not be deemed a breach of this agreement.

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        4.  WARRANTIES, REPRESENTATIONS AND INDEMNIFICATON
            ----------------------------------------------

                4.01.  CBS warrants and represents the following:

                       (a) CBS is authorized, empowered and able to enter into and fully perform its obligations under this agreement. Neither this agreement nor the fulfillment thereof by any party infringes upon the rights of any third party.

                       (b) The use and/or embodiment by Razorfish in the Work of any materials provided by CBS to Razorfish hereunder shall not violate or infringe upon the rights of any third party.

                       (c) CBS shall be solely responsible for and shall pay all sums due to any third parties entitled to receive any payments in connection with materials provided by CBS to Razorfish hereunder and/or materials which CBS requires Razorfish to obtain for display and/or digital transmission in the Work.

                       (d) CBS agrees to and does hereby indemnify, save and hold Razorfish harmless of and from any and all liability, loss, damage, cost or expenses (including attorneys' fees) arising out of or connected with any breach or alleged breach of this agreement or any claim which is inconsistent with any of the warranties or representations made by CBS in this agreement, and agrees to reimburse Razorfish on demand for any payment made or incurred by Razorfish with respect to any of the foregoing.

                4.02.  Razorfish warrants and represents the following:

                       (a) Razorfish is authorized, empowered and able to enter into and fully perform its obligations under this agreement. Neither this agreement nor the fulfillment thereof by an party infringes upon the rights of any third party.

                       (b) Razorfish shall be solely responsible for and shall pay all sums due to any third parties entitled to receive any payments in connection with materials embodied in the Work by Razorfish other than as provided and/or instructed by CBS as described in paragraph 4.01(c) above.

                       (c) Razorfish agrees to and does hereby indemnify, save and hold CBS harmless of and from any and all liability, loss, damage, cost or expenses (including attorneys' fees) arising out of or connected with any breach or alleged breach of this agreement or any claim which is inconsistent with any of the warranties or representations made by Razorfish in this agreement, and agrees to reimburse CBS on demand for any payment made or incurred by CBS with respect to any of the foregoing.

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        5.  CONFIDENTIALITY
            ---------------

                5.01. CBS and Razorfish acknowledge that, in connection with the services rendered hereunder, the parties may provide certain proprietary technical, financial and other information (collectively, the "Information") to each other.

                5.02. CBS and Razorfish agree that the Information will be treated, held and maintained by CBS and Razorfish and their respective representatives in the strictest confidence, will be used by CBS and Razorfish and their respective representatives solely and exclusively for the purpose of furthering the activities contemplated herein, and will not, directly or indirectly, be used for any other purpose whatsoever by either party or its representatives without prior written consent of the other party.

                5.03. CBS and Razorfish agree that, upon written request by either party hereto, all Information given by one party to the other party shall immediately be returned to the party which owns, controls or developed the same and no part thereof shall be retained by the other party or such other party's representatives in any form and/or for any reason.

                5.04. (a) Notwithstanding the provisions of paragraph 5.02 above, Razorfish does not have to keep Information confidential if: it is or becomes available to the public, other than as a result of disclosure by Razorfish; it becomes available to Razorfish from a source other than CBS and that source was not bound by a confidentiality agreement with CBS; or Razorfish can demonstrate that Razorfish possessed the Information prior to disclosure by CBS or otherwise.

                       (b) Notwithstanding the provisions of paragraph 5.02 above, CBS does not have to keep Information confidential if: it is or becomes available to the public, other than as a result of disclosure by CBS; it becomes available to CBS from a source other than Razorfish and that source was not bound by a confidentiality agreement with Razorfish; or CBS can demonstrate that CBS possessed the Information prior to disclosure by Razorfish or otherwise.

        6.  MISCELLANEOUS
            -------------

                6.01. Razorfish and CBS hereby acknowledge that it is their mutual intent to enter into a more formal agreement (the "Agreement") at a later date. The terms and provisions of the Agreement shall be the terms and provisions set forth in Razorfish's standard form agreement as modified by the terms set forth above provided, however, that Razorfish and CBS agree to negotiate in good faith concerning the non-financial terms of the Agreement. Notwithstanding the foregoing, until such time as the Agreement is concluded, this letter shall constitute the exclusive agreement between CBS and Razorfish.

                6.02. In the event that Thomas Mueller is unable to render his services in connection with this agreement, Razorfish shall consult with CBS concerning the identity of the individual allocated to the Work in the capacity of the Senior Designer.

     If the foregoing is not consistent with CBS's understanding and agreement, then please contact Razorfish immediately as Razorfish is proceeding in reliance thereon; otherwise, please sign in the respective space provided below.

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                              Very truly yours,

                              RAZORFISH, INC.

                              By:__________________________________

                              Jeffrey A. Dachis

                              Its:  President

AGREED TO AND ACCEPTED:

CBS NEWS MEDIA, a division of CBS INC.

By: __________________________________
    [                                ]


Its:  President, CBS Television Network

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